Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT
 TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jing Chen, Chief Financial Officer of YAYI INTERNATIONAL INC. (the "Company"), DOES HEREBY CERTIFY that:

1.     The Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2010 (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.     Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 28th day of January, 2011.

/s/ Jing Chen
Jing Chen
Chief Financial Officer
(Principal  Financial Officer and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Yayi International Inc. and will be retained by Yayi International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.